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                                   EXHIBIT 4.2


                           TRANSTECHNOLOGY CORPORATION

                       STOCK OPTION AGREEMENT -- 1999 PLAN


                  This Agreement dated as of _________________ (the "Agreement") between TransTechnology Corporation, a Delaware corporation (the "Company"), and________________________________________________________
         ___________("Optionee").

                  WHEREAS, pursuant to the TransTechnology Corporation 1999 Long Term Incentive Plan (the "Plan"), the Board of Directors and shareholders have authorized the granting to Optionee of options to purchase shares of common stock ($0.01 par value, per share) of the Company (the "Shares") upon the terms and conditions hereinafter stated.

                  NOW, THEREFORE, in consideration of the covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1. SHARES AND PRICE. The Company grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated and the terms and conditions of the Plan, __________________ Shares, at the purchase price of $______ per share (the "Options"). The purchase price is payable in accordance with Paragraph 4 hereof.

2. TERM OF OPTION. The Options shall expire five (5) years from the date hereof.

3. EXERCISABILITY. Subject to the provisions hereof, the Options shall become exercisable in one or more installments set forth below. Each installment shall be for the numbers of Shares and exercisable (in whole or in part) upon and after the dates set forth below.

                                    Date                      Number of Shares
                                    ----                      ----------------

                           __________________                 ________ Shares

                           __________________                 ________ Shares

                           __________________                 ________ Shares


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         The installments shall be cumulative, i.e., the Options may be exercised, as to any or all shares covered by an installment, at any time after an installment becomes exercisable and until expiration or termination of the Options granted hereunder.

4. EXERCISE AND PAYMENT OF PURCHASE PRICE. The Options may only be exercised by delivery to the Company of a written notice of exercise, in form acceptable to the Company, stating the number of Shares then being purchased hereunder and a check made payable to the Company, or cash, in the amount of the purchase price of such Shares. Optionee may exercise Options only with respect to whole numbers of shares. No Shares shall be issued until full payment therefor has been made. At the discretion of the Board of Directors, the Options may be exercised with Shares of the Company owned by the Optionee at the time of exercise or issuable to the Optionee upon exercise of the Options, in either case with such Shares having a market value equal to the product of the purchase price at the date of exercise and the number of Shares with respect to which such Options are thereby exercised.

5. TERMINATION OF EMPLOYMENT. If Optionee ceases to be employed by the Company or a subsidiary thereof for any reason other than his death or disability, either Optionee or the person entitled to succeed to his rights hereunder shall have the right, at any time within three months after such termination of employment and prior to the expiration of this option pursuant to Paragraph 2 hereof, to exercise this option to the extent, but only to the extent, that this option was exercisable at the date of such termination of employment; provided, however, that all rights under this option shall expire in any event on the day specified in Paragraph 2 hereof or three months after Optionee terminates employment, whichever first occurs.

6. DEATH OF OPTIONEE AND NO ASSIGNMENT. The Options shall not be assignable or transferable except by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee. In the event of the Optionee's death, the Options held by such Optionee may thereafter be exercised, to the extent such Options were exercisable at the time of death or on such accelerated basis as the Board of Directors' Committee (the "Committee") may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, until the first to occur of (i) the date that is one year from the date of the Optionee's death, or (ii) the date such Options expire pursuant to Paragraph 2 hereof.

7. TERMINATION BY REASON OF DISABILITY. If the Optionee's employment by the Company and any subsidiary terminates by reason of disability, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the first to occur of (i) the date that is one year (or such other period as the Committee may

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         specify at grant) from the date of such termination, or (ii) the date such Options expire pursuant to Paragraph 2 hereof.

8. EMPLOYMENT OF OPTIONEE. In consideration of the granting of this option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a subsidiary thereof, with such duties and responsibilities as the Company or such subsidiary shall from time to time prescribe, for a period of at least one year from the date this option is granted. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any subsidiary thereof or shall interfere with or restrict in any way the rights of the Company and its subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

9. CHANGE OF CONTROL. In the event of a Change of Control, as defined in the Plan, (except if the Board of Directors of the Company provides otherwise prior to the Change of Control as permitted under the Plan), the Options shall become immediately exercisable; provided, however, that any Option which has been outstanding for less than six months on the date of such Change of Control shall be exercisable immediately if the grant of such Option was approved by the Board of Directors or the Committee as provided for in Section 2 of the Plan.

10. NO RIGHTS AS STOCKHOLDERS. Optionee shall have no rights as a stockholder with respect to the Shares covered by the Options until the date of the issuance of stock certificates representing the Shares acquired pursuant to the exercise of the Options. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued pursuant to the exercise of the Options.

11. MODIFICATION AND TERMINATION. The rights of Optionee are subject to modification and termination in certain events as provided in the Plan.

12. SHARES PURCHASED FOR INVESTMENT. Optionee represents and agrees that if Optionee exercises the Options in whole or in part, Optionee shall acquire the Shares upon such exercise for the purpose of investment and not with a view to their resale or distribution. The Company reserves the right to include a legend on each certificate representing Shares subject to the Options, stating in effect that such Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred without registration under the Act or an exemption therefrom.

13. THIS AGREEMENT SUBJECT TO PLAN. Optionee acknowledges that Optionee has read and understands the Plan. This Agreement is made pursuant to the provisions of the Plan, and is intended, and shall be interpreted in a manner, to comply therewith. Any provision hereof inconsistent with the Plan shall be superseded and governed by the Plan. The provisions of the Plan are incorporated herein by this reference.

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14.      GOVERNING LAW. To the extent not preempted by Federal law, this
         Agreement shall be construed in accordance with and shall be governed by the laws of the State of Delaware.

15. NOTICES. Any notices or other communication required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, to the Company at its corporate headquarters, and to the Optionee at the last address maintained for such person in the records of the Company, or to such other address as shall be furnished in writing by either party to the other party, and shall be deemed to have been given as of the date so delivered or deposited in the United States mail, as the case may be.

   IN WITNESS WHEREOF, the parties hereto have executed the Agreement effective as of the date first written above.


                                     TRANSTECHNOLOGY CORPORATION
                                     ("Company")


                                     ----------------------------------
                                     Michael J. Berthelot
                                     Chairman, President and CEO


                                     ("Optionee")


                                     ---------------------------------
                                     Optionee Name

Grant Number: _______


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